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                                                                    Exhibit 23.1


                      Independent Auditors' Report and Consent

The Board of Directors and Stockholders
Mylex Corporation:

Under date of January 28, 1998, we reported on the consolidated balance sheets of Mylex Corporation and subsidiaries as of December 27, 1997 and December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 27, 1997, as contained in the 1997 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference into the annual report on Form 10-K for the year ended December 27, 1997. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in Item 14(a)2 of the Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statement (No. 33-31283) on Form S-8 of Mylex Corporation of our report dated January 28, 1998, relating to the consolidated balance sheet of Mylex Corporation and subsidiaries as of December 27, 1997 and December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997 and our report on the related schedule, which reports are incorporated by reference into the December 27, 1997 annual report on Form 10-K of Mylex Corporation.

/s/ KPMG Peat Marwick LLP

Mountain View, California
March 27, 1998